                                                       EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 28, 1994, except for Note 13, as to which the date is August 11, 1995, appearing on page F-3 of PerSeptive Biosystem's Annual Report on Form 10-K for the year ended September 30, 1996.
We also consent to the incorporation by reference of our report on the Financial Statement Schedule which appears on page S-2 of such Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Boston, Massachusetts
October 24, 1997